Exhibit 10.1

SCWorx Corp.

100 S Ashley Dr, Suite 600

Tampa, FL 33602

September __, 2025

To the Holder of Common Stock Purchase Warrants Issued on ___________

Re: Inducement Offer to Exercise Existing Shares of Common Stock Purchase Warrants

Dear Holder:

SCWorx Corp. (the “Company”) is pleased to offer (this “Inducement Offer”) to you (“Holder”, “you” or similar terminology) the opportunity to receive (i) new common stock purchase warrants (the “New Warrants”) to purchase up to _______ shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), which is equal to 200% of the number of shares of Common Stock issuable upon exercise of a purchase warrant to purchase up to _______ shares of Common Stock at an exercise price of $_______ per share issued to you on _________ (the “Existing Warrants”), as more particularly set forth on the signature page hereto, in consideration for exercising for cash all such Existing Warrants. The issuance, or resale, of the shares of Common Stock underlying the Existing Warrants have been registered pursuant to the Company’s effective registration statement on Form S-1 (File No. 333-284893). The shares of Common Stock underlying the Existing Warrants are referred to herein as the “Warrant Shares” and the effective registration statement on Form S-1 referenced in the foregoing sentence is referred to herein as the “Registration Statement.” The Registration Statement is currently effective and, upon exercise of the Existing Warrants pursuant to this letter agreement, will remain effective for the resale of the Warrant Shares. Capitalized terms not otherwise defined herein shall have the meanings set forth in the New Warrants.

The Company is making you this offer during the period from the date of this Inducement Offer set forth above and until 4:00 p.m. Eastern Time, on September __, 2025 (the “Exercise Period”). Exercise of the Existing Warrants may be made, in whole or in part, at any time or times during the Exercise Period by delivery to the Company of a duly executed facsimile copy or PDF copy submitted by e-mail (or e-mail attachment) of the Notice of Exercise attached to the Existing Warrants, as applicable; provided, that the exercise of Existing Warrants will be accompanied by payment in full of the Exercise Price (as defined below) to the Company.

In consideration for exercising the Existing Warrants held by the Holder, and each time that the Holder exercises Existing Warrants pursuant to the terms of this Offer (the “Warrant Exercise”) during the Exercise Period, the Company hereby offers to issue you or your designees unregistered New Warrants to purchase up to __________ New Warrant Shares, which equals 200% of the number of Warrant Shares issued pursuant to the exercise of the Existing Warrants, which New Warrants shall be issued pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (“Securities Act”), which New Warrants shall be substantially in the form as set forth in Exhibit A hereto. The New Warrants will be exercisable on or after the date on which approval from the stockholders of the Company (i) as may be required by the applicable rules and regulations of the Nasdaq Stock Market with respect to the exercise of the New Warrants and the issuance of all of the New Warrant Shares upon exercise thereof and (ii) with respect to an increase in the number of the Company’s authorized Common Stock (the “Stockholder Approval” and the date of such Stockholder Approval, “Stockholder Approval Date”), have an exercise price of $_______ per share and have a term of exercise of five (5) years from the Stockholder Approval Date. The New Warrants certificates will be delivered within one (1) Trading Day following the Warrant Exercise, and such New Warrants, together with any Warrant Shares, shall, unless and until registered, contain customary restrictive legends and other language typical for an unregistered warrant and unregistered shares. Notwithstanding anything herein to the contrary, in the event that any Warrant Exercise would otherwise cause the Holder to exceed the beneficial ownership limitations (“Beneficial Ownership Limitation”) set forth in Section 2(e) of the Existing Warrants (or, if applicable and at the Holder’s election, 9.99%), the Company shall only issue such number of Warrant Shares to the Holder that would not cause the Holder to exceed the maximum number of Warrant Shares permitted thereunder, as directed by the Holder, with the balance to be held in abeyance until notice from the Holder that the balance (or portion thereof) may be issued in compliance with such limitations, which abeyance shall be evidenced through the Existing Warrants which shall be deemed prepaid thereafter (including the payment in full of the exercise price), and exercised pursuant to a Notice of Exercise in the Existing Warrants (provided no additional exercise price shall be due and payable). The parties hereby agree that the Beneficial Ownership Limitation for purposes of the Existing Warrants is as set forth on the Holder’s signature page hereto.

Expressly subject to the paragraph immediately following this paragraph below, the Holder may accept this offer by signing this letter below, which constitutes the Holder’s acceptance to exercise Existing Warrants in full for an aggregate price of $__________, subject to the Beneficial Ownership Limitation set forth in Section 2(e) of the Existing Warrants.

In addition, the Company agrees to the representations, warranties and covenants set forth on Annex A attached hereto.

Holder represents and warrants that, as of the date hereof it is, and on each date on which it exercises any New Warrants it will be, an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act, and agrees that the New Warrants will contain restrictive legends when issued, and neither the New Warrants nor the New Warrant Shares will be registered under the Securities Act, except as provided in Annex A attached hereto. Also, the Holder represents and warrants that it is acquiring the New Warrants as principal for its own account and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of the New Warrants or the New Warrant Shares (this representation is not limiting Holder’s right to sell the New Warrant Shares pursuant to an effective registration statement under the Securities Act or otherwise in compliance with applicable federal and state securities laws).

The Holder understands that the issuance of the New Warrants and the New Warrant Shares are not, and may never be, registered under the Securities Act, or the securities laws of any state and, accordingly, each certificate, if any, representing such securities shall bear a legend substantially similar to the following:

“THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, THIS SECURITY MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.”

The Holder further understands that until such time as Stockholder Approval is obtained, the Holder shall not have the ability to exercise the New Warrants.

Upon the Holder’s exercise of the New Warrants, book-entry statements or certificates, as applicable, evidencing the New Warrant Shares shall not contain any legend (including the legend set forth above), (i) while a registration statement covering the resale of such New Warrant Shares is effective under the Securities Act, (ii) following any sale of such New Warrant Shares pursuant to Rule 144 under the Securities Act, (iii) if such New Warrant Shares are eligible for sale under Rule 144 (assuming cashless exercise of the New Warrants), without the requirement for the Company to be in compliance with the current public information requirement under Rule 144 as to such New Warrant Shares and without volume or manner-of-sale restrictions, (iv) if such New Warrant Shares may be sold under Rule 144 (assuming cashless exercise of the New Warrants) and the Company is then in compliance with the current public information requirement under Rule 144 as to such New Warrant Shares, or (v) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Securities and Exchange Commission (the “Commission”) and the earliest of clauses (i) through (v), the “Delegend Date”)). The Company shall cause its counsel to issue a legal opinion to the Transfer Agent promptly after the Delegend Date if required by the Company and/or the Transfer Agent to effect the removal of the legend hereunder, or at the request of the Holder, which opinion shall be in form and substance reasonably acceptable to the Holder. From and after the Delegend Date, such New Warrant Shares shall be issued free of all legends. The Company agrees that following the Delegend Date or at such time as such legend is no longer required under this Section, it will, no later than one (1) Trading Day following the delivery by the Holder to the Company or the Transfer Agent of a certificate representing the New Warrant Shares issued with a restrictive legend, along with such certificate(s) or other documentation reasonably requested by the Company’s counsel and/or the Company’s transfer agent (the “Transfer Agent”), including a customary representation letter, in form and substance reasonably acceptable to the Company’s counsel and/or the Transfer Agent (such first (1st) Trading Day, the “Legend Removal Date”), deliver or cause to be delivered to the Holder a book-entry statement or certificate, as applicable, representing such shares that is free from all restrictive and other legends or, at the request of the Holder, shall credit the account of the Holder’s prime broker with the Depository Trust Company System as directed by the Holder.

In addition to the Holder’s other available remedies, the Company shall pay to a Holder, in cash, (i) as partial liquidated damages and not as a penalty, for each $1,000 of New Warrant Shares (based on the VWAP of the Shares of Common Stock on the date such New Warrant Shares are submitted to the Transfer Agent) delivered for removal of the restrictive legend, $10 per Trading Day (increasing to $20 per Trading Day five (5) Trading Days after such damages have begun to accrue) for each Trading Day after the Legend Removal Date until such certificate is delivered without a legend and (ii) if the Company fails to (a) issue and deliver (or cause to be delivered) to the Holder by the Legend Removal Date a book-entry statement or certificate, as applicable, representing the New Warrant Shares free from all restrictive and other legends and (b) if after the Legend Removal Date the Holder purchases (in an open market transaction or otherwise) Shares of Common Stock to deliver in satisfaction of a sale by the Holder of all or any portion of the number of Shares of Common Stock, or a sale of a number of Shares of Common Stock equal to all or any portion of the number of Shares of Common Stock that the Holder anticipated receiving from the Company without any restrictive legend, then, an amount equal to the excess of the Holder’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the Shares of Common Stock so purchased (including brokerage commissions and other out-of-pocket expenses, if any) over the product of (A) such number of New Warrant Shares that the Company was required to deliver to the Holder by the Legend Removal Date and for which the Holder was required to purchase shares to timely satisfy delivery requirements, multiplied by (B) the weighted average price at which the Holder sold that number of Shares of Common Stock.

If this offer is accepted and this offer letter is executed, then on or before 8:30 a.m., Eastern Time, on the Trading Day following the date hereof, the Company shall issue a press release and/or file a Current Report on Form 8-K with the Commission disclosing all material terms of the transactions contemplated hereunder, including this letter agreement as an exhibit thereto with the Commission. From and after the issuance of such press release or filing of such Current Report on Form 8-K, as applicable, the Company represents to you that it shall have publicly disclosed all material, non-public information delivered to you by the Company, or any of its respective officers, directors, employees or agents in connection with the transactions contemplated hereunder. In addition, effective upon the issuance of such press release and/or filing of such Current Report on Form 8-K, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, agents, employees or Affiliates on the one hand, and you and your Affiliates on the other hand, shall terminate. The Company represents, warrants and covenants that, upon acceptance of this offer, and upon issuance of the Warrant Shares, the Warrant Shares shall be issued free of any legends or restrictions on resale by Holder.

No later than the first (1st) Trading Day following the date hereof, the closing (“Closing”) shall occur at such location as the parties shall mutually agree. The date of the Closing of the exercise of the Existing Warrants shall be referred to as the “Closing Date”.

Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this letter agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this letter agreement and the New Warrant (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of this letter agreement and the New Warrant), and hereby irrevocably waives, and agrees not to assert in any action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If any party shall commence an action or proceeding to enforce any provisions of this letter agreement or the New Warrant, then, in addition to the obligations of the Company under the following paragraph, the prevailing party in such action or proceeding shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

Indemnification. Subject to the provisions of this paragraph, the Company will indemnify and hold each Holder and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls each  Holder (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Holder Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Holder Party may suffer or incur as a result of or relating to (a) any material breach of any of the representations, warranties, covenants or agreements made by the Company in this offer letter or the New Warrant or (b) any action instituted against each  Holder Parties in any capacity, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Holder Party, with respect to any of the transactions contemplated by this offer letter or the New Warrant (unless such action is solely based upon a material breach of such  Holder Party’s representations, warranties or covenants under this offer letter or any agreements or understandings such  Holder Party may have with any such stockholder or any violations by such  Holder Party of state or federal securities laws or any conduct by such  Holder Party which is finally judicially determined to constitute fraud, gross negligence or willful misconduct), or (c) in connection with the Registration Statement or the Resale Registration Statement,  the Company will indemnify each  Holder Party, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys’ fees) and expenses, as incurred, arising out of or relating to (i) any untrue or alleged untrue statement of a material fact contained in the Registration Statement or the Resale Registration Statement, any prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that such untrue statements or omissions are based solely upon information regarding such  Holder Party furnished in writing to the Company by such Holder Party expressly for use therein, or (ii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any state securities law, or any rule or regulation thereunder in connection therewith. If any action shall be brought against any Holder Party in respect of which indemnity may be sought pursuant to this Agreement, such Holder Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to each Holder Party. Any Holder Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Holder Party except to the extent that (x) the employment thereof has been specifically authorized by the Company in writing, (y) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (z) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Company and the position of such  Holder Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company will not be liable to any  Holder Party under this Agreement (1) for any settlement by a  Holder Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (2) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any  Holder Party’s breach of any of the representations, warranties, covenants or agreements made by such  Holder Party in this offer letter or the New Warrant. The indemnification required by this paragraph shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred; provided, however, that if it is subsequently determined by a final, non-appealable judgment of a court of competent jurisdiction that each  Holder was not entitled to receive such payments, each Holder shall promptly (but in no event later than five (5) Business Days) return such payments to the Company. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Holder Party against the Company or others and any liabilities the Company may be subject to pursuant to law.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

Expenses. Except as set forth below, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this letter agreement, provided that, at the Closing, the Company shall pay the reasonable out-of-pocket legal fees and expenses of ______________________________ (as lead investor hereunder), not to exceed $________ in the aggregate. The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of any Warrant Shares.

[Signature page follows]

Sincerely yours,

SCWorx Corp.

By:
Name:
Title:

[SCWorx Corp. Signature Page to Warrant Inducement Agreement]

HOLDER SIGNATURE PAGE TO
SCWORX CORP. Warrant Inducement Agreement

Accepted and Agreed to:

Name of Holder: ___________________________________________________________________________________

Signature of Authorized Signatory of Holder: ____________________________________________________________

Name of Authorized Signatory:________________________________________________________________________

Title of Authorized Signatory: ________________________________________________________________________

Number of July 2024 Warrants:________________________________________________________________________

Aggregate Warrant Exercise Price being exercised contemporaneously with signing this letter agreement:_______________________________________________________________________________________

July 2024 Warrants Beneficial Ownership Blocker: ☐ 4.99% or ☐ 9.99%

New Warrants: (up to 200% of total Existing Warrants being exercised):_________________________________________

New Warrants Beneficial Ownership Blocker: ☐ 4.99% or ☐ 9.99%

DTC Instructions:_________________________________________________________________________________

[Holder Signature Page to SCWorx Corp. Warrant Inducement Agreement]

Annex A

Representations, Warranties and Covenants of the Company. The Company hereby makes the following representations and warranties to the Holder:

(a)	SEC Reports. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein “SEC Reports”). As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Exchange Act and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading except as otherwise noted in a subsequent SEC Report.

(b)	Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this letter agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this letter agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or its stockholders in connection herewith, other than the Stockholder Approval. This letter agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law. The New Warrants and New Warrant Shares are duly authorized and the New Warrant Shares, when issued and paid for in accordance with the terms of this letter and the New Warrants, will be duly and validly issued, fully paid and nonassessable, free and clear of all liens imposed by the Company. The New Warrants constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except: (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.

(c)	No Conflicts. The execution, delivery and performance of this letter agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company’s certificate or articles of incorporation, bylaws or other organizational or charter documents; or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any liens, claims, security interests, other encumbrances or defects upon any of the properties or assets of the Company in connection with, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other material instrument (evidencing Company debt or otherwise) or other material understanding to which such Company is a party or by which any property or asset of the Company is bound or affected; or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected, except, in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a material adverse effect upon the business, prospects, properties, operations, condition (financial or otherwise) or results of operations of the Company, taken as a whole, or in its ability to perform its obligations under this letter agreement.

(d)	Registration Obligations. As soon as reasonably practicable and in any event within thirty (30) calendar days following the Stockholder Approval Date (the “Filing Date”), the Company shall file a registration statement on Form S-1 or S-3 providing for the resale of 200% of the New Warrant Shares by the holders of the New Warrants (the “Resale Registration Statement”). The Company shall use commercially reasonable efforts to cause the Resale Registration Statement to become effective within sixty (60) calendar days following the Stockholder Approval Date (or within ninety (90) calendar days following the Stockholder Approval Date in case of a review of such registration statement by the Commission) (the “Effectiveness Deadline”) and to keep the Resale Registration Statement effective at all times until no holder of the New Warrants owns any New Warrants or New Warrant Shares. In the event that the Resale Registration Statement is not (i) filed by the Filing Date or (ii) declared effective by the Commission by the Effectiveness Deadline, then, in addition to any other rights the holders of New Warrants may have hereunder or under applicable law, on the Filing Date or the Effectiveness Deadline (each such date being referred to herein as an “Event Date”) and on each monthly anniversary of such Event Date (if the Resale Registration Statement shall not have been filed or declared effective by the applicable Event Date) until the Resale Registration Statement is filed or declared effective, the Company shall pay to each holder of New Warrants an amount in cash, as partial liquidated damages and not as a penalty, equal to the product of 2.0% multiplied by the aggregate exercise price of the New Warrants held by each holder of the New Warrants. If the Company fails to pay any partial liquidated damages pursuant to this Section in full within seven days after the date payable, the Company will pay interest thereon at a rate of 18% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to the holders of the New Warrants, accruing daily from the date such partial liquidated damages are due until such amounts, plus all such interest thereon, are paid in full. The partial liquidated damages pursuant to the terms hereof shall apply on a daily pro rata basis for any portion of a month prior to the Resale Registration Statement being filed or declared effective, as the case may be.

(e)	Trading Market. The transactions contemplated under this letter agreement comply with all the rules and regulations of the Nasdaq Capital Market, provided that it is understood that the Company must obtain Stockholder Approval.

(f)	Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of this letter agreement, other than: (i) the filings required pursuant to this letter agreement; (ii) application(s) or notice to each applicable Trading Market for the listing of the New Warrants and New Warrant Shares for trading thereon in the time and manner required thereby; (iii) the Stockholder Approval; and (iv) the filing of a Form D with the Commission and appliable US state regulators.

(g)	Listing of Shares of Common Stock. The Company agrees, if the Company applies to have the Shares of Common Stock traded on any other Trading Market, it will then include in such application all of the New Warrant Shares, and will take such other action as is necessary to cause all of the New Warrant Shares to be listed or quoted on such other Trading Market as promptly as possible. The Company will then take all action reasonably necessary to continue the listing and trading of its Shares of Common Stock on a Trading Market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market. The Company agrees to maintain the eligibility of the Shares of Common Stock for electronic transfer through the Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to the Depository Trust Company or such other established clearing corporation in connection with such electronic transfer. In addition, the Company shall hold an annual or special meeting of stockholders on or prior to the date that is seventy-five (75) days following the Closing Date for the purpose of obtaining Stockholder Approval, with the recommendation of the Company’s Board of Directors that such proposals are approved, and the Company shall solicit proxies from its stockholders in connection therewith in the same manner as all other management proposals in such proxy statement and all management-appointed proxyholders shall vote their proxies in favor of such proposals. If the Company does not obtain Stockholder Approval at the first meeting, the Company shall call a meeting every sixty (60) days thereafter to seek Stockholder Approval until the earlier of the date on which Stockholder Approval is obtained or the New Warrants are no longer outstanding.

(h)	Subsequent Equity Sales.

i.	Until ninety (90) days following the Stockholder Approval Date, neither the Company nor any Subsidiary shall (A) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any Shares of Common Stock or Shares of Common Stock Equivalents or (B) file any registration statement or any amendment or supplement to any existing registration statement (other than the filing of (x) the Resale Registration Statement referred to herein, (y) any prospectus or prospectus supplement, or (z) a registration statement on Form S-8 in connection with any employee benefit plan); provided, however, the Company may enter into this Inducement Agreement and any other inducement agreement entered into by other holders of Existing Warrants with respect to the inducement offer being made herein. Notwithstanding the foregoing, this Section (h)(i) shall not apply in respect of an Exempt Issuance. “Exempt Issuance” means the issuance of (a) Shares of Common Stock or options to employees, officers or directors of the Company pursuant to any stock or option plan duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Company, (b) Shares of Common Stock issuable upon the exercise or exchange of or conversion of any securities issued hereunder or outstanding on the date hereof, and/or other securities exercisable or exchangeable for or convertible into Shares of Common Stock issued and outstanding on the date of this letter agreement, (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith during the prohibition period in this Section (h)(i), and provided that any such issuance shall only be to a Person (or to the equityholders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business and shall provide to the Company additional benefits in addition to the investment of funds, (d) any securities pursuant to transactions that qualify as “exempt issuances” that are as defined and permitted pursuant to any currently outstanding agreements of the Company. “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

ii.	Until one year from the Stockholder Approval Date, the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its Subsidiaries of Shares of Common Stock or Shares of Common Stock Equivalents (or a combination of units thereof) involving a Variable Rate Transaction. “Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional Shares of Common Stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the Shares of Common Stock at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Shares of Common Stock or (ii) enters into, or effects a transaction under, any agreement, including, but not limited to, an equity line of credit or an “at the market offering”, whereby the Company may issue securities at a future determined price regardless of whether shares pursuant to such agreement have actually been issued and regardless of whether such agreement is subsequently canceled. The Holder shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages. “Shares of Common Stock Equivalents” means any securities of the Company or its subsidiaries which would entitle the holder thereof to acquire at any time Shares of Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Shares of Common Stock.

iii.	Notwithstanding the foregoing, this Section (h) shall not apply in respect of an Exempt Issuance.

iv.	The Holder consents to the use of the proceeds from the exercise of the Existing Warrants to settle outstanding litigation.

(i)	Blue Sky Filings. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the New Warrants and New Warrant Shares for, sale to the Holder at Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any Holder.

Exhibit A

Form of New Warrant

Exhibit A-1